Exhibit 23.1
                                                       ------------

                                                     Conformed Copy


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-42423 of J. Crew Operating Corp. on Form S-4 of our report on J. Crew Group, Inc. dated March 31, 1997, appearing in the Prospectus, which is a part of such Registration Statement, and of our report dated March 31, 1997 relating to financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings
"Selected Financial Data" and "Experts" in such Prospectus.




/s/ DELOITTE & TOUCHE LLP

New York, New York
February 26, 1998